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                          Verizon Washington, DC Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
                                                                             Three Months Ended
(Dollars in Thousands)                                                         March 31, 2002
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
Income before provision for income taxes and extraordinary item                        $ 37,822
Equity in income from affiliate                                                            (113)
Dividends received from equity affiliate                                                      3
Interest expense                                                                          4,000
Portion of rent expense representing interest                                             2,186
Amortization of capitalized interest                                                        319
                                                                          -------------------------

Earnings, as adjusted                                                                  $ 44,217
                                                                          =========================

Fixed charges:
Interest expense                                                                       $  4,000
Portion of rent expense representing interest                                             2,186
Capitalized interest                                                                        240
                                                                          -------------------------

Fixed Charges                                                                          $  6,426
                                                                          =========================

Ratio of Earnings to Fixed Charges                                                         6.88
                                                                          =========================
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